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                                                           EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Statutory Stock Option Agreements between Arcadia Financial Ltd. (formerly Olympic Financial Ltd.) and each of Richard A. Greenawalt and Warren Kantor, of our report dated January 21, 1997, with respect to the consolidated financial statements of Olympic Financial Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                       /s/ERNST & YOUNG LLP


Minneapolis, Minnesota
June 9, 1997